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                                                                 EXHIBIT (12)(C)
                            FIRST UNION CORPORATION
                         FIRST FIDELITY BANCORPORATION
                     COMBINED COMPUTATIONS OF CONSOLIDATED
                      RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                                  YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)                                            1995         1994         1993         1992         1991
EXCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations....................   $2,218,601    2,087,887    1,795,265      977,302      699,815
Fixed charges, excluding capitalized interest...............    1,266,255      816,102      607,462      569,638      866,728
(A.) Earnings...............................................   $3,484,856    2,903,989    2,402,727    1,546,940    1,566,543
Interest, excluding interest on deposits....................   $1,198,487      746,938      537,964      501,556      803,787
One-third of rents..........................................       67,768       69,164       69,498       68,082       62,941
Capitalized interest........................................        2,757        1,120          285          381        2,326
(B.) Fixed charges..........................................   $1,269,012      817,222      607,747      570,019      869,054
Consolidated ratios of earnings to fixed charges, excluding
  interest on deposits (A./B.)..............................         2.75X        3.55         3.95         2.71         1.80
INCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations....................   $2,218,601    2,087,887    1,795,265      977,302      699,815
Fixed charges, excluding capitalized interest...............    4,119,583    2,862,146    2,551,450    3,009,762    4,133,826
(C.) Earnings...............................................   $6,338,184    4,950,033    4,346,715    3,987,064    4,833,641
Interest, including interest on deposits....................   $4,051,815    2,792,982    2,481,952    2,941,680    4,070,885
One-third of rents..........................................       67,768       69,164       69,498       68,082       62,941
Capitalized interest........................................        2,757        1,120          285          381        2,326
(D.) Fixed charges..........................................   $4,122,340    2,863,266    2,551,735    3,010,143    4,136,152
Consolidated ratios of earnings to fixed charges, including
  interest on deposits (C./D.)..............................         1.54X        1.73         1.70         1.32         1.17
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